Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR THE THIRD fiscal quarter ENDED March 31, 2019

Reports record quarterly results with revenues of $206.0 Million, up $2.1 million or 1.0%;

Net revenues of $52.7 million, up $4.1 million or 8.4%; and

Adjusted EBITDA of $8.4 million, up $2.7 million or 47.4%

BELLEVUE, WA May 9, 2019 – Radiant Logistics, Inc. (NYSE American: RLGT), a third-party logistics and multimodal transportation services company, today reported financial results for the three and nine months ended March 31, 2019.

Third Fiscal Quarter Financial Highlights (Quarter Ended March 31, 2019)

•	Revenues increased to a record $206.0 million for the third fiscal quarter ended March 31, 2019, up $2.1 million or 1.0%, compared to revenues of $203.9 million for the comparable prior year period.
•

Net revenues increased to a record $52.7 million for the third fiscal quarter ended March 31, 2019, up $4.1 million or 8.4%, compared to net revenues of $48.6 million for the comparable prior year period.

•

Net income attributable to common stockholders increased to a record $2.9 million, or $0.06 per basic and fully diluted share, compared to net income of $0.2 million, or $0.00 per basic and fully diluted share for the comparable prior year period.

•

Adjusted net income attributable to common stockholders, a non-GAAP financial measure, increased to a record $5.6 million, or $0.11 per basic and fully diluted share for the third fiscal quarter ended March 31, 2019, compared to adjusted net income attributable to common stockholders of $2.7 million, or $0.05 per basic and fully diluted share for the comparable prior year period. Adjusted net income attributable to common stockholders is calculated by applying a normalized tax rate of 24.5% for the three months ended March 31, 2019 and 31.0% for the comparable prior year period and excluding other items not considered part of regular operating activities.

•

Adjusted EBITDA increased to a record $8.4 million for the third fiscal quarter ended March 31, 2019, up $2.7 million or 47.4%, compared to adjusted EBITDA of $5.7 million for the comparable prior year period.

•

Adjusted EBITDA margin (expressed as a function of net revenues) increased 425 basis points to a record 16.0% for the third fiscal quarter ended March 31, 2019, compared to Adjusted EBITDA margin of 11.8% for the comparable prior year period.

CEO Comments

“We are pleased to report another quarter of record results for the third fiscal quarter ended March 31, 2019, highlighted by continued margin expansion along with strong cashflows,” said Bohn Crain, Founder and CEO, “We posted record results for the March quarter with revenues of $206.0 million, up $2.1 million or 1.0%; net revenues of $52.7 million, up $4.1 million or 8.4%; and also saw our net revenue margins up 177 basis points to 25.6% from 23.8% for the comparable prior year period. We also reported record net income attributable to common stockholders of $2.9 million, up $2.7 million; adjusted net income attributable to common shareholders of $5.6 million, up $2.9 million or 107.4%; and Adjusted EBITDA of $8.4 million, up $2.7 million or 47.4% over the comparable prior year period. In addition, we also saw improvement in our Adjusted EBITDA margins, which increased 425 basis points to a record 16.0%, from 11.8% for the comparable prior year period.

In the U.S. we reported revenues of $179.1 million, up $1.9 million or 1.1% and net revenues of $45.4 million, up $2.9 million or 6.8% over the comparable prior year period. U.S. transportation net revenues of $44.2 million were up $2.6 million or 6.3% from the comparable prior year period. U.S. value added services net revenues of $1.1 million were up $0.2 million or 22.2%. In Canada we reported revenues of $27.1 million, up $0.1 million or 0.4% and net revenues of $7.4 million, up $1.3 million or 21.3% over the comparable prior year period. Canada’s transportation net revenues of $4.4 million were up $0.2 million or 4.8% from the comparable prior year period. Canada’s value added services net revenues of $3.0 million were up $1.1 million or 57.9%.

The business also continues to deliver strong cashflows generating $17.1 million in cash from operations from the three months ended March 31, 2019 and generating $33.5 million in cash from operations for the nine months ended March 31, 2019.

Crain continued: “We are encouraged by our continued strong financial performance with trailing twelve month adjusted EBITDA through March 31, 2019 of $39.7 million. Having retired the $21.0 million preferred stock in December, we continue to pay down debt and as of the end of the quarter we had approximately $16.9 million drawn on the Company’s $75.0 million credit facility and total net debt of approximately $34.7 million, less than one times our trailing twelve month adjusted EBITDA.

Our now more than 10-year first market advantage in executing our multi-brand strategy in consolidating agent-based forwarding networks, ongoing investment in technology and low leverage on our balance sheet puts us in a unique position to support further consolidation in the marketplace. We are patiently persistent in the pursuit of this long-term vision which we believe, over time, will deliver meaningful value for shareholders, our operating partners and the end customers that we serve.”

Third Fiscal Quarter Ended March 31, 2019 – Financial Results

For the three months ended March 31, 2019, Radiant reported net income attributable to common stockholders of $2.9 million on $206.0 million of revenues, or $0.06 per basic and fully diluted share. For the three months ended March 31, 2018, Radiant reported net income attributable to common stockholders of $0.2 million on $203.9 million of revenues, or $0.00 per basic and fully diluted share.

For the three months ended March 31, 2019, Radiant reported adjusted net income attributable to common stockholders of $5.6 million, or $0.11 per basic and fully diluted share. For the three months ended March 31, 2018, Radiant reported adjusted net income attributable to common stockholders of $2.7  million, or $0.05 per basic and fully diluted share.

For the three months ended March 31, 2019, Radiant reported Adjusted EBITDA of $8.4 million, compared to $5.7 million for the comparable prior year period.

Nine Months Ended March 31, 2019 – Financial Results

For the nine months ended March 31, 2019, Radiant reporting net income attributable to common stockholders of $9.3 million (including a charge of $1.7 million related to the redemption of the Company’s preferred stock) on $685.9 million of revenues, or $0.19 per basic and 0.18 per fully diluted share. For the nine months ended March 31, 2018, Radiant reported net income attributable to common stockholders of $3.8 million on $608.6 million of revenues, or $0.08 per basic and fully diluted share.

For the nine months ended March 31, 2019, Radiant reported adjusted net income attributable to common stockholders of $19.1 million, or $0.39 per basic and 0.37 per fully diluted share. For the nine months ended March 31, 2018, Radiant reported adjusted net income attributable to common stockholders of $9.2 million or $0.19 per basic and 0.18 per fully diluted share.

For the nine months ended March 31, 2019, Radiant reported Adjusted EBITDA of $29.7 million, compared to $19.3 million for the comparable prior year period.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Thursday, May 9, 2019 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Thursday, May 9, 2019 at 4:30 PM Eastern
DIAL-IN	US (877) 407-8031; Intl. (201) 689-8031
REPLAY	May 10, 2019 at 9:30 AM Eastern to May 23, 2019 at 4:30 PM Eastern, US (877) 481-4010;
Intl. (919) 882-2331 (Replay ID number: 48252)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or at https://www.investornetwork.com/event/presentation/48252.

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) is a third-party logistics and multimodal transportation services company delivering advanced supply chain solutions through a network of company-owned and strategic operating partner locations across North America. Through its comprehensive service offering, Radiant provides domestic and international freight forwarding services, truck and rail brokerage services and other value-added supply chain management services, including customs brokerage, order fulfillment, inventory management and warehousing to a diversified account base including manufacturers, distributors and retailers using a network of independent carriers and international agents positioned strategically around the world.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to: trends in the domestic and global economy; our ability to attract new and retain existing agency relationships; acquisitions and integration of acquired entities; availability of capital to support our acquisition strategy; our ability to maintain and improve back office infrastructure and transportation and accounting information systems in a manner sufficient to service our revenues and network of operating locations; the ability of the Wheels operation to maintain and grow its revenues and operating margins in a manner consistent with recent operating results and trends; our ability to maintain positive relationships with our third-party transportation providers, suppliers and customers; outcomes of legal proceedings; competition; management of growth; potential fluctuations in operating results; and government regulation. More information about factors that potentially could affect our financial results is included Radiant Logistics, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

# # #

Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 tmacomber@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 jdeenihan@radiantdelivers.com

RADIANT LOGISTICS, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)	March 31,	June 30,
	2019	2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,484	$6,992
Accounts receivable, net of allowance of $2,539 and $1,703, respectively	90,728	137,578
Contract assets	20,691	—
Income tax receivable	309	2,105
Prepaid expenses and other current assets	9,569	6,599
Total current assets	126,781	153,274

Technology and equipment, net	19,983	18,566

Goodwill	65,389	65,389
Intangible assets, net	58,035	65,264
Deposits and other assets	1,266	2,945
Total other long-term assets	124,690	133,598
Total assets	$271,454	$305,438

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$78,148	$90,153
Operating partner commissions payable	13,286	14,322
Accrued expenses	6,076	5,404
Current portion of notes payable	3,953	3,726
Current portion of contingent consideration	110	960
Transition and lease termination liability	399	1,385
Other current liabilities	607	295
Total current liabilities	102,579	116,245

Notes payable, net of current portion	36,232	43,197
Contingent consideration, net of current portion	290	1,615
Deferred rent liability	923	1,020
Deferred income taxes	7,873	8,665
Other long-term liabilities	701	1,082
Total long-term liabilities	46,019	55,579
Total liabilities	148,598	171,824

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; nil and 839,200 shares issued and outstanding, respectively	—	1
Common stock, $0.001 par value, 100,000,000 shares authorized; 49,630,506 and 49,511,907 shares issued, and 49,538,708 and 49,420,109 shares outstanding, respectively	31	31
Additional paid-in capital	99,882	117,968
Treasury stock, at cost, 91,798 shares	(253)	(253)
Retained earnings	22,422	15,539
Accumulated other comprehensive income	401	186
Total Radiant Logistics, Inc. stockholders’ equity	122,483	133,472
Non-controlling interest	373	142
Total equity	122,856	133,614
Total liabilities and equity	$271,454	$305,438

RADIANT LOGISTICS, INC.

Condensed Consolidated Statements of Comprehensive Income

(unaudited)

(In thousands, except share and per share data)	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Revenues	$206,048	$203,921	$685,868	$608,612

Operating expenses:
Cost of transportation and other services	153,302	155,327	514,293	467,050
Operating partner commissions	23,125	22,194	76,309	61,414
Personnel costs	14,806	14,671	45,256	43,573
Selling, general and administrative expenses	6,812	6,596	21,458	19,250
Depreciation and amortization	3,847	3,640	11,295	10,783
Transition and lease termination costs	—	—	(11)	107
Change in fair value of contingent consideration	(611)	35	(1,182)	(75)
Total operating expenses	201,281	202,463	667,418	602,102

Income from operations	4,767	1,458	18,450	6,510

Other income (expense):
Interest income	13	10	37	26
Interest expense	(684)	(755)	(2,345)	(2,338)
Foreign currency transaction gains (losses)	(24)	7	169	(132)
Other	49	103	258	329
Total other expense	(646)	(635)	(1,881)	(2,115)

Income before income taxes	4,121	823	16,569	4,395

Income tax benefit (expense)	(942)	(123)	(3,793)	1,091

Net income	3,179	700	12,776	5,486
Less: net income attributable to non-controlling interest	(247)	(22)	(891)	(139)

Net income attributable to Radiant Logistics, Inc.	2,932	678	11,885	5,347
Less: preferred stock dividends	—	(511)	(956)	(1,534)
Less: issuance costs for preferred stock redemption	—	—	(1,659)	—

Net income attributable to common stockholders	$2,932	$167	$9,270	$3,813

Other comprehensive income:
Foreign currency translation gain (loss)	(278)	446	215	(149)
Comprehensive income	$2,901	$1,146	$12,991	$5,337

Income per share attributable to common stockholders:
Basic	$0.06	$—	$0.19	$0.08
Diluted	$0.06	$—	$0.18	$0.08

Weighted average common shares outstanding:
Basic	49,515,717	49,334,300	49,471,556	49,197,218
Diluted	51,169,321	50,630,307	50,979,319	50,660,478

Reconciliation of Non-GAAP Measures

RADIANT LOGISTICS, INC.

Reconciliation of Total Revenues to Net Revenues, Net Income Attributable to Common Stockholders
to Adjusted Net Income, EBITDA and Adjusted EBITDA

(unaudited)

As used in this report, Net Revenues, Adjusted Net Income, EBITDA, and Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income, EBITDA, and Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For Adjusted Net Income, management uses a 24.5% tax rate for the three and nine months ended March 31, 2019 and a 31% tax rate for the three and nine months ended March 31, 2018 to calculate the provision for income taxes before preferred dividend requirement to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include depreciation and amortization, income taxes, change in contingent consideration, amortization of loan fees, write-off of loan fees, impairment of acquired intangible assets, acquisition related costs, transition costs, lease termination costs, litigation costs and non-recurring costs.

We commonly refer to the term “net revenues” when commenting about our Company and the results of operations. Net revenues are a Non-GAAP measure calculated as revenues less directly related operations and expenses attributed to the Company’s services. We believe net revenues are a better measurement than are total revenues when analyzing and discussing the effectiveness of our business and is used as a portion of a key metric the Company uses to discuss its progress.

EBITDA is a non-GAAP measure of income and does not include the effects of preferred stock dividends, interest and taxes, and excludes the “non-cash” effects of depreciation and amortization on long-term assets. Companies have some discretion as to which elements of depreciation and amortization are excluded in the EBITDA calculation. We exclude all depreciation charges related to technology and equipment, and all amortization charges (including amortization of leasehold improvements). We then further adjust EBITDA to exclude changes in fair value of contingent consideration, expenses specifically attributable to acquisitions, transition and lease termination costs, foreign currency transaction gains and losses, extraordinary items, share-based compensation expense, litigation expenses unrelated to our core operations, MM&D start-up costs and other non-cash charges. While management considers EBITDA, and adjusted EBITDA useful in analyzing our results, it is not intended to replace any presentation included in our consolidated financial statements.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Net Revenues, Adjusted Net Income, EBITDA, and Adjusted EBITDA should not be considered in isolation or as a substitute for any of the consolidated statements of operations prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

(In thousands)	Three Months Ended March 31,		Nine Months Ended March 31,
Net Revenues (Non-GAAP measure)	2019	2018	2019	2018
Total revenues	$206,048	$203,921	$685,868	$608,612
Cost of transportation and other services	153,302	155,327	514,293	467,050

Net revenues	$52,746	$48,594	$171,575	$141,562
Net revenues margin	25.6%	23.8%	25.0%	23.3%

(In thousands)	Three Months Ended March 31,		Nine Months Ended March 31,
Reconciliation of GAAP net income to adjusted EBITDA	2019	2018	2019	2018
GAAP net income attributable to common stockholders	$2,932	$167	$9,270	$3,813
Preferred stock dividends	—	511	956	1,534
Issuance costs for preferred stock redemption	—	—	1,659	—

GAAP net income attributable to Radiant Logistics, Inc.	2,932	678	11,885	5,347
Income tax expense (benefit)	942	123	3,793	(1,091)
Depreciation and amortization	3,847	3,640	11,295	10,783
Net interest expense	671	745	2,308	2,312

EBITDA	8,392	5,186	29,281	17,351

Share-based compensation	409	386	1,204	1,116
Change in fair value of contingent consideration	(611)	35	(1,182)	(75)
Acquisition related costs	75	57	93	154
Litigation costs	148	53	533	132
Transition and lease termination costs	—	—	(11)	107
MM&D start-up costs	—	—	—	410
Foreign currency transaction loss (gain)	24	(7)	(169)	132

Adjusted EBITDA	$8,437	$5,710	$29,749	$19,327
Adjusted EBITDA as a % of Net Revenues	16.0%	11.8%	17.3%	13.7%

(In thousands, except share and per share data)	Three Months Ended March 31,		Nine Months Ended March 31,
Reconciliation of GAAP net income to adjusted net income:	2019	2018	2019	2018
GAAP net income attributable to common stockholders	$2,932	$167	$9,270	$3,813
Adjustments to net income:
Income tax expense (benefit)	942	123	3,793	(1,091)
Depreciation and amortization	3,847	3,640	11,295	10,783
Change in fair value of contingent consideration	(611)	35	(1,182)	(75)
Transition and lease termination costs	—	—	(11)	107
Acquisition related costs	75	57	93	154
Litigation costs	148	53	533	132
Amortization of debt issuance costs	56	60	171	184
Issuance costs for preferred stock redemption	—	—	1,659	—

Adjusted net income attributable to common stockholders before income taxes	7,389	4,135	25,621	14,007

Provision for income taxes at 24.5% and 31.0% before preferred dividend requirement, respectively	(1,810)	(1,440)	(6,511)	(4,818)

Adjusted net income attributable to common stockholders	$5,579	$2,695	$19,110	$9,189

Adjusted net income per common share:
Basic	$0.11	$0.05	$0.39	$0.19
Diluted	$0.11	$0.05	$0.37	$0.18

Weighted average common shares outstanding:
Basic	49,515,717	49,334,300	49,471,556	49,197,218
Diluted	51,169,321	50,630,307	50,979,319	50,660,478

(In thousands) Trailing twelve months adjusted EBITDA (1):	Three months ended March 31, 2019	Three months ended December 31, 2018	Three months ended September 30, 2018	Three months ended June 30, 2018	Twelve months ended March 31, 2019
GAAP net income attributable to common stockholders	$2,932	$3,766	$2,572	$4,331	$13,601
Preferred stock dividends	—	445	511	511	1,467
Issuance costs for preferred stock redemption	—	1,659	—	—	1,659

GAAP net income attributable to Radiant Logistics, Inc.	2,932	5,870	3,083	4,842	16,727
Income tax expense	942	1,874	977	1,164	4,957
Depreciation and amortization	3,847	3,815	3,633	3,606	14,901
Net interest expense	671	860	777	764	3,072

EBITDA	8,392	12,419	8,470	10,376	39,657

Share-based compensation	409	464	331	398	1,602
Change in fair value of contingent consideration	(611)	(476)	(95)	(1,101)	(2,283)
Acquisition related costs	75	14	4	86	179
Litigation costs	148	248	137	214	747
Transition and lease termination costs	—	(11)	—	69	58
Foreign exchange gain	24	(159)	(34)	(125)	(294)

Adjusted EBITDA	$8,437	$12,499	$8,813	$9,917	$39,666

(1)

The Company adopted new revenue recognition policies in accordance with ASC 606 for periods on and after July 1, 2018. Results for the three months ended September 30, 2018, December 31, 2018 and March 31, 2019 are presented under the new revenue recognition policies in accordance with ASC 606.  Results for the three months ended June 30, 2018 have not been adjusted and continue to be reported under the Company’s historical revenue recognition policies in accordance with ASC 605.